CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment number 4 to Form S-1 Registration Statement of our report dated June 20, 2014 relating to the March 31, 2014 and 2013 financial statements of Tabacalera Ysidron, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

June 20, 2014